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                                    EXHIBIT 5

                     [Thompson Hine & Flory LLP Letterhead]

                                 March 29, 1999

Oglebay Norton Company
1100 Superior Avenue
Cleveland, Ohio 44114-2598

         Re: Oglebay Norton Company Registration Statement on Form S-8 -- Performance Option Agreement

Ladies and Gentlemen:

         Oglebay Norton Company ("Oglebay") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 380,174 shares of Common Stock, $1.00 par value per share, of Oglebay ("Oglebay Common Stock") to be issued from time to time pursuant to the terms of the Oglebay Norton Company Performance Option Agreement (the "Plan").

         Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Restated Certificate of Incorporation and Amended Bylaws of Oglebay, (b) the Plan, and
(c) such records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that:

                  (1) Oglebay is a corporation validly organized and existing and in good standing under the laws of the State of Delaware.

                  (2) When issued, the Oglebay Common Stock which is the subject of the Registration Statement will be legally issued, fully paid, and non-assessable.

         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                            Very truly yours,

                                            /s/ Thompson Hine & Flory LLP

                                            Thompson Hine & Flory LLP